UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2024

CARDINAL ETHANOL, LLC
(Exact name of registrant as specified in its charter)

Indiana	000-53036	20-2327916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1554 N. County Road 600 E., Union City, IN 47390
(Address of principal executive offices)

(765) 964-3137
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement

On June 21, 2024 (to be effective on May 1, 2024), Cardinal Ethanol, LLC ("Cardinal Ethanol") and its wholly owned subsidiary, Cardinal Colwich, LLC ("Cardinal Colwich"), executed a Secured Revolving Line of Credit Note (the "Note") and Mortgage whereby Cardinal Ethanol agreed to loan Cardinal Colwich up to $20,000,000 in accordance with the terms of the Note for Cardinal Colwich to use for startup costs and operations in connection with its ethanol production facility located in Kansas. The interest rate on the loan is the prime rate minus twenty-five basis points (.25%) and is subject to a floor of 2.75%. Cardinal Colwich is required to make monthly interest payments on the Note beginning on July 1, 2024. The Note is set to mature on May 1, 2029 and is secured by a security interest and lien in and on all of Cardinal Colwich's real and personal property.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See above disclosure which is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits

(a)None.

(b)None.

(c)None.

(d)Exhibits.

Exhibit No.	Description
99.1	Secured Revolving Line of Credit Note between Cardinal Ethanol, LLC and Cardinal Colwich, LLC effective May 1, 2024
99.2	Mortgage between Cardinal Ethanol, LLC and Cardinal Colwich, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ETHANOL, LLC

Date: June 26, 2024	/s/ William Dartt
William Dartt, Chief Financial Officer
(Principal Financial Officer)